Exhibit 99.1

NDSSI Holdings, LLC

Consolidated Financial Report

December 31, 2011

Contents

Independent Auditor’s Report	1

Financial Statements

Consolidated balance sheet	2

Consolidated statement of income	3

Consolidated statement of members’ equity	4

Consolidated statement of cash flows	5-6

Notes to consolidated financial statements	7-23

Independent Auditor’s Report

To the Board of Managers and Members of

NDSSI Holdings, LLC

San Jose, CA

We have audited the accompanying consolidated balance sheet of NDSSI Holdings, LLC and its subsidiaries (the Company) as of December 31, 2011, and the related consolidated statements of income, members’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company failed to comply with covenants of its credit facility on various dates in the year ended December 31, 2011 and has received a notice of default from the lender. The Company’s difficulties in meeting the covenants of its credit facility and its recurring net losses raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McGladrey & Pullen, LLP

San Jose, CA

April 27, 2012

NDSSI Holdings, LLC

Consolidated Balance Sheet

December 31, 2011

(In thousands, except units)

2011
Assets
Current Assets
Cash and cash equivalents	$4,634
Accounts receivable, net of allowance for doubtful accounts of $215	14,578
Inventories, net	9,550
Deferred tax assets	21
Prepaid expenses and other current assets	965

Total current assets	29,748

Restricted Cash	314
Property and Equipment, net	3,514
Goodwill	38,728
Intangible Assets, net	19,519
Other Assets	628

$92,451

Liabilities and Members’ Equity
Current Liabilities
Debt obligations	$59,728
Redeemable Series D preferred stock (Note 10)	4,873
Accounts payable	8,762
Accrued compensation and benefits	1,904
Accrued liabilities, other	2,016
Deferred revenue	784
Warranty reserves	1,057
Current liabilities of discontinued operations	189
Line of credit	3,500

Total current liabilities	82,813

Deferred Revenue	858
Deferred Tax Liabilities	3,363
Long-Term Liabilities of Discontinued Operations	74

Total liabilities	87,108

Commitments and Contingencies (Note 10)

Members’ Equity
Series A Preferred Units, 14,053,777 units issued and outstanding (liquidation preference of $19,535)	19,495
Series B Preferred Units, 3,836,978 units issued and outstanding (liquidation preference of $8,280)	3,760
Series C Preferred Units, 4,286,724 units issued and outstanding (liquidation preference of $9,250)	3,700
Series D Preferred Units, 4,500,00 units issued and outstanding (liquidation preference of $6,750) (Note 10)	—
Class A Common Units, 27,150,000 units issued and outstanding (liquidation preference of $9,050)	9,200
Class B Common Units, 7,726,056 and 6,366,578 units issued and outstanding	4,262
Accumulated deficit	(35,152)
Accumulated other comprehensive income (Note 1)	78

Total members’ equity	5,343

$92,451

See Notes to Consolidated Financial Statements.

NDSSI Holdings, LLC

Consolidated Statement of Income

Year Ended December 31, 2011

(In thousands, except units)

2011

Revenue	$83,118
Cost of sales	47,174

Gross profit	35,944

Operating expenses:
Selling, general and administrative	25,971
Research and development	8,425

Total operating expenses	34,396

Income from operations	1,548

Other income (expense):
Interest expense	(10,283)
Interest income	30

Loss before provision for income taxes	(8,705)

Provision for income taxes	(247)

Net loss	(8,952)

See Notes to Consolidated Financial Statements.

NDSSI Holdings, LLC

Consolidated Statement of Members’ Equity

Year Ended December 31, 2011

(In thousands, except units)

	Series A		Series B		Series C		Series D		Class A		Class B			Accumulated
	Preferred		Preferred		Preferred		Preferred		Common		Common			Other
	Member	Contributed	Member	Contributed	Member	Contributed	Member	Contributed	Member	Contributed	Member	Contributed	Accumulated	Comprehensive
	Units	Capital	Units	Capital	Units	Capital	Units	Capital	Units	Capital	Units	Capital	Deficit	Income	Total

Balance, December 31, 2010	14,053,777	19,495	3,836,978	3,760	4,286,724	3,700	—	—	27,150,000	9,200	6,366,578	3,564	(26,200)	47	13,566
Issuance of Series D Preferred Units (Note 10)	—	—	—	—	—	—	4,500,000	—	—	—	—	—	—	—	—
Issuance of Class B common units	—	—	—	—	—	—	—	—	—	—	1,672,500	—	—	—	—
Forfeited Class B common units	—	—	—	—	—	—	—	—	—	—	(313,022)	—	—	—	—
Unit-based compensation	—	—	—	—	—	—	—	—	—	—	—	698	—	—	698
Foreign currency translation gain	—	—	—	—	—	—	—	—	—	—	—	—	—	31	31
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(8,952)	—	(8,952)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(8,921)

Balance, December 31, 2011	14,053,777	$19,495	3,836,978	$3,760	4,286,724	$3,700	4,500,000	$—	27,150,000	$9,200	7,726,056	$4,262	$(35,152)	$78	$5,343

See Notes to Consolidated Financial Statements.

NDSSI Holdings, LLC

Consolidated Statement of Cash Flows

Year Ended December 31, 2011

(In thousands, except units)

2011
Cash Flows From Operating Activities
Net loss	$(8,952)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and leasehold amortization	1,299
Amortization of intangible assets and other assets	4,062
Amortization of debt issuance costs as interest expense	1,178
Accretion of mandatorily redeemable Series D preferred stock	373
Gain on disposal of fixed assets	(7)
Provision for doubtful accounts	17
Unit-based compensation expense	698
Capitalization of deferred interest	1,015
Deferred income taxes	(407)
Deferred interest payable	(408)
Changes in operating assets and liabilities:
Accounts receivable	(4,904)
Inventories	154
Prepaid expenses and other current assets	1,622
Other assets	62
Accounts payable	3,954
Accrued compensation and benefits and other liabilities	19
Deferred revenue	(136)
Warranty reserve	33

Operating cash flow used in continuing operations	(328)

Operating Cash Flow used in Discontinued Operations	(736)

Net cash used in operating activities	(1,064)

Cash Flows From Investing Activities
Purchases of property and equipment	(1,158)
Proceeds from sales of property and equipment	19
Restricted cash	26

Net cash used in investing activities	(1,113)

(Continued)

NDSSI Holdings, LLC

Consolidated Statement of Cash Flows (Continued)

Year Ended December 31, 2011

(In thousands, except units)

2011
Cash Flows From Financing Activities
Principal payments on debt	$(1,144)
Proceeds from issuance of preferred units	4,500

Net cash provided by financing activities	3,356

Effect of Exchange Rate Changes on Cash and Cash Equivalents	25

Net increase in cash and cash equivalents	1,204

Cash and Cash Equivalents, beginning of year	3,430

Cash and Cash Equivalents, end of year	$4,634

Supplemental Disclosures of Other Cash Flow Information
Cash paid for:
Interest	$8,127

Taxes, net of refunds	$764

See Notes to Consolidated Financial Statements.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: NDSSI Holdings, LLC (NDSSI) was incorporated in the state of Delaware on November 23, 2005 with perpetual existence. NDSSI and its wholly owned subsidiaries, NDS Surgical Imaging, LLC; NDS Surgical Imaging BV; NDS Surgical Imaging, Inc. and NDS Surgical Imaging KK (collectively, the Company), are headquartered in San Jose, California, with operations in Zevenhuizen, Netherlands, and Tokyo, Japan. NDS Surgical Imaging, Inc. is a wholly owned branch of NDS Surgical Imaging, LLC.

The Company is engaged in the design, development and delivery of visualization systems that enable imaging informatics for the surgical and picture archiving and communication systems markets. The Company’s products are used in many medical arenas, including surgical, interventional and diagnostic imaging.

A summary of the Company’s significant accounting policies is as follows:

Basis of presentation: The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), and the Company’s consolidated financial statements have been prepared on a going-concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business. The Company currently has a substantial amount of indebtedness outstanding under its senior credit facilities (see Note 5 for discussion of terms of amended and restated senior credit facilities). This credit facility requires the Company to comply with a financial covenant, as well as nonfinancial covenants. The Company is not in compliance with the financial covenant of its credit facilities, and on December 9, 2011, received a notice of default from the lender. To date, the lender has not exercised its rights under the default notice and has not indicated any intention to do so. In addition, the Company has incurred net losses of approximately $8,900 and $12,200 for the years ended December 31, 2011 and 2010, respectively. These conditions and the uncertainty related to the Company’s default on its credit agreement raise substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the amounts and classification of recorded liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon, among other factors, the ability to generate earnings from operations and a certain level of minimum cash flows from operations as well as the lender not exercising its rights under the default notice.

Management has taken steps to control costs and improve operating profitability, including the closing of an unprofitable business unit in 2010, reductions in discretionary spending, and tighter management of working capital. Management intends to take additional steps to control costs and improve operating profitability, as necessary, based upon various factors, such as future operating results and general economic conditions. However, as a default has occurred on the credit agreement, the lenders could exercise their option to demand repayment of the amounts outstanding or foreclose against the assets securing their borrowings at any time. Should this occur, the Company would be required to obtain alternative debt or equity financing to repay such obligations and there can be no assurance that such financing would be available on terms acceptable to the Company, if at all.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Principles of consolidation: The accompanying consolidated financial statements include the consolidated financial statements of the Company and its wholly owned subsidiaries as of and for the year ended December 31, 2011. All significant intercompany balances and transactions have been eliminated in consolidation.

Certain significant risks and uncertainties: The Company operates in a dynamic industry and, accordingly, can be affected by a variety of factors. Management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company in terms of its future financial position, results of operations or cash flows: advances and trends in new technologies and industry standards; changes in certain strategic relationships or customer relationships; market acceptance of the Company’s products; development of sales channels; loss of significant customers; litigation or other claims against the Company; availability of financing; the hiring, training and retention of key employees; and new product introductions by competitors.

The Company relies on certain sole suppliers for liquid crystal displays and other components used in manufacturing its products. The Company attempts to mitigate this risk by establishing contractual relationships with these suppliers where appropriate.

The Company’s products are subject to a high level of regulatory oversight. A delay in obtaining or the inability to obtain any necessary regulatory clearances or approvals for new products could have a material adverse effect on the Company’s business. The process of obtaining clearances and approvals can be costly and time consuming. Some medical devices, such as the Company’s radiology displays, cannot be marketed in the United States of America without clearance from the Food and Drug Administration (FDA). Medical devices sold in the United States of America must also be manufactured in compliance with FDA rules and regulations, which regulate the design, manufacture, packing, storage, and installation of medical devices. Moreover, medical devices are required to comply with FDA regulations relating to investigational research and labeling. Each state may also regulate the manufacture, sale and use of medical devices. Medical devices are also subject to approval and regulation by foreign regulatory and safety agencies.

Use of estimates: The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

On an ongoing basis, the Company’s management evaluates the estimates, including those related to inventory obsolescence, warranty obligations, allowances for doubtful accounts, fair value of goodwill and intangible assets, and share-based compensation. Management bases its estimates on historical experience and various other assumptions believed to be reasonable under the circumstances. However, future events are subject to change and estimates and judgments routinely require adjustment.

Cash and cash equivalents: The Company considers all highly liquid investments with an original maturity date of three months or less at the time of purchase to be cash equivalents. As of December 31, 2011, cash and cash equivalents consist of cash, money market accounts, and certificates of deposit.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Inventories: Inventories consist of purchased materials and parts, production in process, and finished goods and are valued at the lower of standard cost, which approximates actual cost on a first-in, first-out basis, or market. Inventory costs include material, direct labor and manufacturing overhead, which are related to the purchase or production of inventories. Inventories on hand are regularly compared to historical usage and estimates regarding future product life cycles, demand, and market conditions, as well as other factors. Based on this analysis, the Company reduces the carrying value of inventories for excess and obsolete inventories. All write-downs of inventories are charged to cost of sales.

Restricted Cash: Under the terms of lease agreements, the Company is required to maintain collateral in the form of standby letters of credit as a refundable security deposit. As of December 31, 2011, the Company had restricted cash of $314 pledged as collateral for standby letters of credit.

Property and equipment: Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to eight years. Leasehold improvements are amortized using the straight-line method over the estimated useful economic lives or the lease term, whichever is shorter. Depreciation of assets commences once they are placed in service. Expenditures for maintenance or repairs are charged to expense as incurred. The Company products that are used over a multiyear period for demonstration purposes are classified as property and equipment and depreciated on a straight-line basis over their useful lives of three years.

Goodwill and other intangible assets: The Company, annually and when events indicate, reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. The Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350, Intangibles—Goodwill and Other, requires that goodwill and certain intangible assets be assessed annually for impairment using fair value measurement techniques. Specifically, goodwill is determined using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The estimates of fair value of a reporting unit are determined using various valuation techniques, with the primary technique being a discounted cash flow analysis. A discounted cash flow analysis requires one to make various judgmental assumptions, including assumptions about future cash flows, growth rates and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. The Company has determined it has one reporting unit. The Company defines a reporting unit as a unit one level below an operating segment. A reporting unit exists if the component constitutes a business for which discrete financial information is available and segment managers regularly review the operating results of the component. The Company appropriately performed the required impairment testing at the reporting unit level during the year ended December 31, 2011, as required under ASC 350.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Impairment of long-lived assets: In accordance with ASC 360, Property, Plant, and Equipment, long-lived assets, including intangible assets with finite lives, are reviewed for impairment periodically and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Evaluation of impairment of long-lived assets requires estimates of future operating results that are used in the preparation of the expected future undiscounted cash flows. Actual future operating results and the remaining economic lives of long-lived assets could differ from the estimates used in assessing the recoverability of these assets. These differences could result in impairment charges, which could have a material adverse effect on the Company’s results of operations. To date, the Company believes that no such impairment has occurred.

Translation of foreign currencies: The assets and liabilities of non-U.S. subsidiaries that operate in a local currency environment, where that local currency is the functional currency, are translated into U.S. dollars at exchange rates in effect at the balance sheet date. The resulting translation adjustments are recorded as a component of accumulated other comprehensive income. Income and expense accounts are translated at average exchange rates during the year. Gains and losses from foreign currency transactions are recorded as selling, general, and administrative expenses in the consolidated statements of operations. The functional currency is the local currency for NDS Surgical Imaging KK, the Company’s subsidiary based in Tokyo, Japan.

Revenue recognition: Revenues from product sales are recognized when title and risk of loss pass to customers, when there is persuasive evidence that an arrangement exists, the price is fixed and determinable, and collection is reasonably assured. The Company’s terms for sale typically transfer title and risk of loss upon shipment. When other sales terms dictate that title and risk of loss pass at some point other than shipment, such as upon delivery or after customer acceptance, the Company defers revenue recognition until that event occurs. The Company recognizes revenue for products sold based on meeting published specifications at the time of shipment and records obligations for sales returns and allowances and standard warranty at the time revenues are recognized.

Certain of our arrangements are sold through unrelated distributors or sales agents. In these situations, we evaluate additional factors such as the financial capabilities, the distribution capabilities, and risks of rebates, returns, or credits in determining whether revenue should be recognized upon sale to the distributor or sales agent (“sell-in”) or upon distribution to an end-customer (“sell-through”). Judgment is required in evaluating the facts and circumstances of our relationship with the distributor or sales agent as well as our operating history and practices that can impact the timing of revenue recognition related to these arrangements.

Some customers have contractual rights to return products to the Company or receive allowances based on purchases made from the Company. Based on historical experience and any specific information that would affect expected future incidences of sales returns or allowance payments, the Company estimates the expected future effect of sales returns and allowances and records a reduction to revenue and a related liability at the time the products are sold.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Outbound shipping charges to customers are included in revenue in the accompanying consolidated statements of income. Shipping charged to customers for the year ended December 31, 2011 were $190. Shipping and handling costs incurred by the Company in relation to sales of products are classified as a component of cost of sales.

The Company offers certain extended warranty service contracts. This service revenue is deferred and recognized ratably over the stated contract term. Pursuant to ASC 605, Revenue Recognition, the cost of services performed under these service contracts is expensed in the period incurred.

The Company also provides out of warranty repair service and recognizes related revenue on a time and materials basis and in the period the service is performed, assuming all other conditions for revenue recognition, as specified above, have been met.

In October 2009, the FASB issued Accounting Standards Update (ASU) No. 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements—A Consensus of the FASB Emerging Issues Task Force. This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated, and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company adopted this guidance January 1, 2011 and the adoption did not have a material effect on its consolidated financial position, results of operations or cash flows.

In October 2009, the FASB issued ASU No. 2009-14, Software (Topic 985): Certain Revenue Arrangements that Include Software Elements. This ASU amends the scope of the software revenue guidance in ASC 985-605 to change the accounting model for revenue arrangements that include both tangible products and software elements. The Company adopted this guidance January 1, 2011, and the adoption did not have a material effect on its consolidated financial position, results of operations or cash flows.

Warranty: The Company has standard warranty terms which warrant its products against defects in design, materials, and workmanship generally for a period of three to five years. A provision for estimated future costs related to products sold with the standard warranty is recorded when products are shipped.

The change in warranty accrual for the year ended December 31 is as follows:

2011

Balance, beginning of year	$1,024
Provision for warranty	521
Warranty expenditures charged to accrual	(488)

Balance, end of year	$1,057

Cost of sales: Cost of sales includes direct and indirect costs associated with the manufacture of the Company’s products and provision for warranty and inventory write-downs. Direct costs include material and labor, while indirect costs include, but are not limited to, inbound freight charges, receiving costs, inspection and testing costs, warehousing costs, and other labor and overhead costs incurred in manufacturing the product.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Research and development: The Company expenses research and development costs as incurred.

Unit-based compensation: The Company accounts for unit-based compensation under ASC 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense for all unit-based payment awards made to employees and directors, including employee unit options and unit awards, based on estimated fair values recognized over the requisite service period.

The Company provides awards of Class B common units. The awards are made pursuant to Unit Restriction Agreements (URA). The URA provide for vesting of the awards over a stated period of time and only upon the expiration of stated forfeiture provisions. The forfeiture provisions expire upon the resolution of certain contingent events. The contingent events defined in the URA include the consummation of a qualifying liquidity event and termination of employment by the Company other than for cause or other stated circumstances. Similar to performance-based awards accounted for under ASC 718, whereby recognition of compensation expense is based on the probability of the contingent events being resolved or achieved, the Company records compensation expense only when it is probable that a contingent event will occur.

Unit awards of 1,672,500 were made in the year ended December 31, 2011 (see Note 10).

Income taxes: NDSSI and its wholly owned subsidiary, NDS Surgical Imaging, LLC are limited liability companies; as such, taxable income or loss is included in the tax returns of the members, and except for the minimum California state taxes, no U.S. or state income tax expense or benefit for NDSSI and NDS Surgical Imaging, LLC has been provided in the Company’s consolidated financial statements. Additionally, the Company operates in the Netherlands and Japan through three wholly owned foreign corporations.

The Company’s provision or benefit for income taxes represents foreign income taxes related to the Netherlands and Japanese operations of NDSSI and U.S. federal and state taxes payable related to NDS Surgical Imaging, Inc. See Note 7 for additional details as to the Company’s tax structure.

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and noncurrent based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

ASC 740-10 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognizing, measurement and classification of amounts relating to uncertain tax positions, accounting for and disclosure of interest and penalties, accounting in interim periods, disclosure and transition relating to the adoption of the new accounting standard.

Comprehensive income (loss): The Company accounts for comprehensive income (loss) under the provisions of ASC 220, Comprehensive Income, which establishes standards for reporting and displaying comprehensive income (loss) and its components in the consolidated financial statements. Comprehensive income (loss), as defined, includes all changes in members’ equity during a period from nonowner sources.

Concentration of credit risk: Financial instruments that potentially subject us to concentration of credit risk consist principally of cash equivalents and accounts receivable. Cash equivalents consist of money market accounts with high credit quality and short maturities. The Company deposits its cash and cash equivalents with major financial institutions that management believes are of high credit quality; however, at times, balances exceed federally insured limits. As part of the Company’s cash management process, the Company performs periodic evaluations of the relative credit standings of these financial institutions. Accounts receivable is typically unsecured and is derived from revenues earned from customers globally. To appropriately manage this risk, the Company performs ongoing evaluations of customers’ financial strengths and sets credit limits, but generally no collateral is required to support credit sales. The Company maintains reserves for estimated receivable losses, and those losses have generally been within, or below, management’s expectations. Management believes that the current reserves are adequate to cover future losses.

For the year ended December 31, 2011 one customer accounted for 34 percent of revenue, and one customer represented 20 percent of the total accounts receivable.

Fair value of financial instruments: Assets and liabilities recorded at fair value in the consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels, which are directly related to the amount of subjectivity, associated with the inputs to the valuation of these assets or liabilities are as follows:

•	Level 1: Inputs that are unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.

•

Level 2: Inputs (other than quoted prices included in Level 1) that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

•

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities and which reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, certain other accrued liabilities and debt. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and other accrued liabilities approximate their fair values due to the short-term nature of those instruments. The estimated fair value of the Company’s debt was approximately $59,728 at December 31, 2011. The fair value of debt was estimated using Level 3 inputs, which is based on the rates currently available to the Company for debt with similar term and remaining maturities.

Note 2.	Inventories

Inventories at December 31 consisted of the following:

2011

Raw materials	$8,436
Work in process	2
Finished goods	2,134
Reserves	(1,022)

$9,550

Raw material inventories include component parts and subassemblies awaiting configuration for final sale.

Note 3.	Property and Equipment

Property and equipment at December 31 consisted of the following:

2011

Machinery and equipment	$5,113
Computer equipment and software	2,045
Furniture and fixtures	1,187
Leasehold improvements	910
Construction in progress	311

Total property and equipment	9,566

Less accumulated depreciation and amortization	(6,052)

Property and equipment, net	$3,514

Depreciation and leasehold amortization expense for the year ended December 31, 2011 was $1,491.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 4.	Goodwill and Intangible Assets

The gross carrying amount and net book value of goodwill and intangible assets as of December 31 are as follows:

	2011
	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Customer related:
Customer relationships and noncompete agreement	$17,986	$(11,487)	$6,499
Backlog	1,890	(1,890)	—
Marketing related, trade name and trademarks	4,100	(1,401)	2,699
Technology related, developed technology	14,963	(12,628)	2,335

Total intangible assets with finite lives	$38,939	$(27,406)	$11,533

Trade names and trademarks with indefinite lives	$7,986	$—	$7,986

Goodwill	$38,728	$—	$38,728

Intangible assets (except corporate names, certain of the Company’s trade names and goodwill) have finite lives and, as such, are subject to amortization. The weighted-average remaining useful life of the intangible assets is 3.3 years. The customer relationships asset is amortized on an accelerated basis to reflect the pattern in which the economic benefits of the intangible asset are consumed.

Amortization expense relating to intangible assets totaled $4,062 for the year ended December 31, 2011 and is included in selling, general, and administrative expense in the accompanying consolidated statements of operations. Amortization expenses for the Company’s existing intangible assets with finite lives for the next five years and the period thereafter are estimated as follows:

Years Ending December 31,	Amount

2012	$3,884
2013	3,102
2014	2,042
2015	1,441
2016	410
Thereafter	654

$11,533

Goodwill represents the excess of the purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of acquired businesses. There were no changes in goodwill during 2011.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 5.	Debt and Financing Obligations

Debt: Debt at December 31 consists of the following:

2011
Senior secured credit facility:
Term Loan A	$43,728
Term Loan B	16,000
Line of credit	3,500

$63,228

On May 3, 2010, the Company entered into a second amended and restated senior credit facility (the 2010 Credit Facility) with two lenders. The 2010 facility provided for a Term Loan A of $61,000 and a line-of-credit facility with maximum borrowings of $5,000. The 2010 Credit Facility replaced the Company’s previous debt facility. The 2010 Credit Facility is secured by substantially all of the Company’s assets.

On September 2, 2011, the Company entered into a second amendment to the 2010 Credit Facility. The second amendment changed the maturity date of Term Loan A and the line-of-credit facility to December 31, 2012, established revised financial and operating covenants, and waived certain covenant violations as of and for the period ended June 30, 2011. The lenders also approved the issuance of Series D Preferred Units, of which 4,000 units were issued to the lenders for proceeds of $4,000.

On December 31, 2011 the Company entered into a third amendment to the 2010 Credit Facility. The third amendment served to reduce the line of credit commitment from $5,000 to $3,500, amend certain terms of the Term A loan and to retranch $16,000 of Term Loan A into Term Loan B.

Effective with the third amendment, Term Loan A bears interest at a variable rate based on either the London InterBank Offered Rate (LIBOR) plus an initial margin of 9.75 percent or the prime bank lending rate (Prime) plus an initial margin of 8.75 percent, of which 1 percent shall accrue on a paid-in-kind basis on each interest payment date and will be added to the outstanding principal on the Loan. Term Loan B bears interest at either the Prime Rate plus 12.5 percent or LIBOR plus 13.5 percent, of which 3.75 percent per annum shall accrue on a paid in kind basis on each interest payment date and will be added to the outstanding principal of the Loan. If the Company should maintain leverage ratios of less than 3.50 to 1 for two consecutive fiscal quarters the Prime Rate and Adjusted LIBOR margins will be reduced by 3.75 percent and all interest will be paid in cash. The interest on the line of credit facility is based on LIBOR plus a margin of 7 percent or Prime plus 6 percent. Interest rates in effect at December 31, 2011 were 10 percent on the line of credit and 12.75 percent on Term Loan A (prior to the creation of the Term Loan B on December 31, 2011). The interest rate on Term Loan B was 15.00 percent on December 31, 2011.

The 2010 Credit Facility, and subsequent amendments, required the Company to comply with certain restrictions and covenants. As discussed in Note 1, as of December 31, 2011 the Company was not in compliance with a financial covenant and uncertainty exists as to the Company’s ability to maintain compliance in 2012 considering the operating results and cash flows of the Company in recent years. On December 9, 2011 the Company received a notice of default from the lender and non-compliance with the covenants has not been waived. To date the lender has not exercised their rights under the default notice and has not indicated any intention to do so.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 5.	Debt and Financing Obligations (Continued)

Debt issuance costs: Debt issuance costs were included in other assets and were being amortized to interest expense over the term of the 2010 Credit Facility. As part of the third amendment to the 2010 Credit Facility (Note 5) and in accordance with ASC 470-50, Debt Modifications and Extinguishments, the Company amortized all of its remaining debt issuance costs in 2011.

Note 6.	Severance Arrangements

The Company entered into a separation agreement with its former Vice President of Sales whose employment was terminated on October 14, 2011. The terms of the separation agreement specify the payments of severance over the next six months of which $83 is included in accrued expenses as of December 31, 2011. Pursuant to the separation agreement, the former Vice President of Sales fully vested in 77,083 Class B common units previously granted and recorded a compensation charge of $189 in 2011.

Note 7.	Income Taxes

During the year ended December 31, 2011, the Company determined it had no uncertain tax benefits and did not record a liability for any accrued interest and penalties related to uncertain tax positions for federal, state or foreign income tax purposes.

The Company files U.S. income tax returns as well as state and foreign income tax returns in various states and foreign jurisdictions. The status of the statute of limitations for assessment of income tax liabilities for the group companies is described as follows: NDSSI is open to U.S. federal income tax examinations commencing with the year ended December 31, 2008, and state income tax examinations commencing with the year ended December 31, 2007. NDSSIH is open to foreign income tax examinations commencing with the year ended December 31, 2009 for the Netherlands and December 31, 2010 for Japan. NDS Surgical Imaging, Inc. is open to U.S. federal, Massachusetts and Pennsylvania income tax examinations commencing with the year ended September 30, 2008 and September 30, 2010 for all other states in which the Company files.

It is difficult to predict the final timing and resolution of any particular uncertain tax position. Based on the Company’s assessment, including past experience and complex judgments about future events, the Company does not expect that changes in the liability for unrecognized tax benefits during the next 12 months will have a material effect on the Company’s consolidated financial position or results of operations.

As of December 31, 2011, NDS Surgical Imaging, Inc. was under audit by the Internal Revenue Service for years ended September 27, 2008 and December 31, 2008. However, as of March 8, 2012, the company received a final closing letter indicating no changes or adjustments to the returns filed by NDS Surgical Imaging, Inc. for these tax periods.

U.S. and foreign income (loss) from continuing operations before income taxes at December 31 were as follows:

2011

United States	$(11,451)
Foreign	1,198

$(10,253)

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 7.	Income Taxes (Continued)

The components of income tax expense from continuing operations at December 31 were as follows:

2011

Current:
Federal	$—
State	17
Foreign	637

Total current	654

Deferred:
Federal	(250)
State	(150)
Foreign	(7)

Total deferred	(407)

Total (benefit) provision	$247

Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements for the Company’s subsidiaries subject to income tax. A net deferred tax liability of approximately $7,000 was recorded at the date of acquisition of NDS Surgical Imaging, Inc. through purchase accounting primarily associated with identified and amortizable intangible assets. At December 31, 2008, the balance of this net deferred tax liability was $4,981. On January 1, 2009, the Company formed a joint venture (NDS Surgical Imaging, LLC) between the joint venture partners, NDSSI and NDS Surgical Imaging, Inc., into which substantially all assets and liabilities of these joint venture partners were contributed. Accordingly, all of the deferred tax items relating to book/tax differences were recharacterized as an investment in NDS Surgical Imaging, LLC. At December 31, 2011, NDS Surgical Imaging, Inc. has a deferred tax liability balance of $5,377 primarily associated with its investment in NDS Surgical Imaging, LLC (pertaining to the difference between the book and tax basis of the assets, including amortizable intangible assets, contributed to NDS Surgical Imaging, LLC).

A summary of the components of net deferred tax assets as of December 31 is as follows:

2011

Deferred tax assets:
Property and equipment	$20
Credits	418
Net operating loss carryforward	1,598

Total deferred tax assets	2,036

Deferred tax liabilities:
Investment in NDS Surgical Imaging, LLC	(5,309)
Property and equipment	—
Intangible assets	(69)

Total deferred tax liabilities	(5,378)

Net deferred tax liabilities	$(3,342)

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 7.	Income Taxes (Continued)

As of December 31, 2011, the net operating loss carryforwards for federal and state income tax purposes were approximately $4,014 thousand and $3,685 thousand, respectively. The federal net operating losses begin to expire in 2027 and the state net operating losses begin to expire in 2017. As of December 31, 2011, the Company had federal and state tax credit carryforwards of approximately $246 and $153, respectively, available to offset future taxable income. The federal credit carryforwards begin to expire in 2017 and the state tax credits will carryforward indefinitely. These operating losses and credit carryforwards have not been reviewed by the relevant tax authorities and could be subject to adjustment upon examinations.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

Undistributed earnings of the Company’s Japanese foreign subsidiary are considered to be indefinitely reinvested, and accordingly, no provision for federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to various foreign countries.

Note 8.	Commitments and Contingencies

Operating leases: The Company has entered into noncancelable operating leases for manufacturing and office space. These leases contain renewal options. Under the lease agreements, the Company is obligated to pay for operating expenses for the leased property. The Company also leases certain other real property and equipment under operating leases which, in the aggregate, are not significant.

Rent expense under all operating leases for the year ended December 31, 2011 was $1,557. Future minimum lease payments under the Company’s noncancelable operating leases, including discontinued operations at December 31, 2011, are as follows:

Years Ending December 31,	Amount

2012	$1,688
2013	1,439
2014	1,365
2015	219
2016	—

$4,711

Purchase commitments: In connection with certain agreements and purchase orders, the Company may incur obligations to procure nonstandard products and components produced or procured by suppliers. The Company’s obligation to purchase these goods typically arises when it is no longer probable that the goods will be required by the Company in the ordinary course of business or upon expiration of the supply agreement.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 8.	Commitments and Contingencies (Continued)

Employee retirement plan: In June 2006, the Company adopted a defined contribution retirement plan (the Plan), which qualifies under Section 401(k) of the Internal Revenue Code. All employees in the United States of America who meet minimum contribution and service requirements are eligible to participate in the Plan. Eligible employees may make voluntary contributions to the Plan up to 100 percent of their annual compensation or the statutory annual limitations, whichever is less. Under the provisions of the Plan, the Company is allowed to match a portion of the employees’ contributions up to 4 percent. During 2009, the Company suspended its discretionary matching under the Plan, and there is no assurance that the Company will reinstate its discretionary contribution portion to the Plan in future periods. There were no Company matches under this plan as of December 31, 2011.

Legal matters: From time to time, the Company is involved in legal proceedings arising in the ordinary course of business. The Company believes there is no litigation pending that could have, individually or in the aggregate, a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

Contingencies: Certain of the Company’s sales agreements with its customers indemnify those customers for liabilities resulting from any infringement of the patent, trademark, or copyright of third parties by any intellectual property content of the Company’s products. Certain of these indemnification provisions are perpetual from execution of the agreement. To date, the Company has not paid any such claims or been required to defend any lawsuits with respect to a claim.

Note 9.	Related-Party Transactions

Management fees: On December 7, 2005, the Company entered into a limited liability company (LLC) agreement and a management services agreement with its main investor. In accordance with the management services agreement, the investor will provide professional services to the Company and any subsidiary with regard to overall business affairs and long-term strategy. Pursuant to the management services agreement, the Company incurred management fees and expenses of approximately $776 for the year ended December 31, 2011. Accrued management fees due to this investor were $766 at December 31, 2011. Payment of the management fee is currently restricted by the Company’s lenders due to the default on the Credit Agreement. The balance will be paid upon the release of the restriction by the lender.

Debt financing: A commercial lender who provides a term loan (50 percent of short-term debt obligations) to the Company is also an investor in the Company. As of December 31, 2011, the commercial lender has an ownership interest of approximately 7 percent in the Company’s Class A common, Series A Preferred, Series B Preferred, and Series D Preferred Units combined. A second commercial lender who provides a term loan (50 percent of short-term debt obligations) to the Company has an ownership interest of approximately 4 percent through its Series D Preferred Unit interests. Pursuant to the Company’s credit facilities (see Note 5) the Company made cash payments of interest to all commercial lenders of $8,127 for the year ended December 31, 2011. Deferred interest payable due to the lenders totaled $1,015 at December 31, 2011. The deferred interest is included in the term loan balances in the consolidated balance sheet.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 10.	Members’ Equity

Pursuant to the Company’s LLC agreement with its members, as amended, the Company established four classes of preferred units: Series A convertible preferred units (Series A Preferred Units), Series B convertible preferred units (Series B Preferred Units), Series C convertible preferred units (Series C Preferred Units), and Series D mandatorily redeemable convertible preferred units (Series D Preferred Units) and two classes of common units: Class A common units and Class B common units.

Preferred Units: In September 2011, the Company issued 4,500,000 Series D Preferred Units for an aggregate amount of $4,500.

Common units: As of December 31, 2011 there were 4,344,556 outstanding Class B common units vested, respectively. As of December 31, 2011 the Company had reserved 2,898,944 Class B common units for future issuances, respectively.

Capital distribution: Under the current terms of the Company’s LLC agreement, distributions from a sale or liquidation of the Company will be made in the following order:

•	First, to members who had not received tax distributions to which they were entitled, an amount equal to those tax distributions.

•

Second, to the holders of the Series D Preferred Units until the Company has made aggregate distributions to the Series D unit holder equal to the sum of $1.00 per unit held, plus an amount which is the greater of $0.50 per unit or the Series D Preferred Return. The Series D Preferred Return is a 30 percent internal rate of return, compounded annually, and added to the original capital contribution, on the unreturned capital contribution per unit.

•

Third, to the holders of the Series B Preferred Units and Series C Preferred Units together (Senior Preferred Units), a pro rata amount until each holder of Senior Preferred Units has received the greater of (i) 2.5 times the price per Senior Preferred Unit of contributed capital to the Company or (ii) the aggregate amount distributable to the holders, were the holder to convert the Senior Preferred Units into Class A common units assuming the full conversion of all outstanding Senior Preferred Units.

•

Fourth, to the holders of Series A Preferred Units, a pro rata amount until each holder of Series A Preferred Units has received the greater of (i) $1.39 per unit or (ii) the aggregate amount distributable to the holders, were the holder to convert the Series A Preferred Units into Class A common units assuming the full conversion of Series A Preferred Units.

•

Fifth, to the holders of Class A common units, a pro rata amount until each holder of a Class A common unit has received aggregate distributions of $0.33 per unit, including only distributions made since January 3, 2008.

•

Finally, the remaining amounts to the holders of Class A common units and Class B common units in proportion to the number of units held by them and after giving effect to any distribution thresholds imposed on such units.

Conversion of Series A, B, C or D Preferred Units: The Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, and Series D Preferred Units are convertible at any time, at the option of the holder, into one Class A common unit of the Company, subject to adjustments for stock splits and dividends. Conversion of each series class of units is automatic upon the election of the holders of a majority of the respective series class by written notice to the Company.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 10.	Members’ Equity (Continued)

Redemption: On or before December 31, 2012, the Company shall be required to repurchase all of the Series D Preferred Units at a price equal to $1.00 per share plus the Series D Preferred Return. In no event will the Company be required to redeem the shares if such redemption would violate the 2010 Credit Facility. If the shares are not redeemed on the due date they will continue to accrue a 30 percent return until they are ultimately redeemed. Because the redemption is required on a fixed date for a fixed amount, the Series D Preferred Units are considered mandatorily redeemable in accordance with ASC 480, Distinguishing Liabilities from Equity, and therefore have been recorded at the net present value of the redemption amount as a short-term liability in the consolidated balance sheet. Accretion to the redemption value is charged to interest expense and was $373 for the year ended December 31, 2011.

Member tax distributions: All common unit members are entitled, to the extent the Company has available cash, to receive a tax distribution which is at least equal to the product of the tax rate (as defined below) multiplied by the federal taxable income allocated to such member for such year. The tax rate shall be the highest combined marginal federal, state and local tax rates then applicable to an individual resident of California, provided that the management board may increase or decrease such rates to take into account any change in federal, state, local or foreign tax laws and regulations, and the management Board may apply different or separate rates to different classes of income or gain.

Dividends: Holders of Class A common units are entitled to dividends if and when declared by the Company’s management Board. Subsequent to the capital distribution, holders of Class B common units receive dividends only after cumulative dividends totaling $0.33 for each Class A common unit are made.

Liquidation: In the event of the liquidation of the Company, after the payment of all of the liabilities of the Company, the remaining assets of the Company will be distributed in accordance with the order and priority described under Capital Distributions.

Unit-based compensation plans: The management Board of the Company has authorized the granting of awards of nonvested Class B units under its URA and does not have any other share or unit-based compensation plans. As of December 31, 2011 there were 7,726,056 Class B units issued and outstanding. The vesting of the granted units is conditional on a qualifying liquidity event, as defined, or other contingent events prior to a qualifying liquidity event (see Note 1). Total grant date fair value of the unvested Class B unit awards as of December 31, 2011 was $2,971.

Activity under the plan for the year ended December 31 is as follows:

	Units Available for Grant*	Number of Units Outstanding Unvested	Weighted- Average Grant Date Price

Balance, available/unvested units, December 31, 2010	4,258,422	2,441,500	1.41
Units granted		1,672,500	0.17
Units vested		(419,478)	1.48
Units canceled or forfeited		(313,022)	0.67

Balance, available/unvested units, December 31, 2011	2,894,944	3,381,500	0.88

*	The size of the authorized Class B units under the plan increased by 530,000 units to 11,155,000 common units in fiscal year 2011.

NDSSI Holdings, LLC

Notes to Consolidated Financial Statements

(Dollars in thousands, except units)

Note 10.	Members’ Equity (Continued)

Unit-based compensation: Through December 31, 2011, management determined that the defined contingent events that result in the expiration of the forfeiture provision under the URA were not probable of being resolved or achieved except for the individuals terminated by the Company under conditions qualifying for unit vesting. Therefore, no compensation expense was recorded related to the unvested Class B common units for fiscal year 2011.

Compensation expense of $698 was recorded for the year ended December 31, 2011 in conjunction with these awards vesting, of which none is expected to be deductible for tax purposes. The Company did not exercise its repurchase rights under its URA for awards vested.

Note 11.	Subsequent Events

Management has evaluated events occurring after December 31, 2011, and through April 27, 2012, the date the financial statements were available for issuance, for items that may require adjustment to or disclosure in the consolidated financial statements. In April 2012, the Company initiated a consolidation of research and development operations to the San Jose, California, location. As a result, eight employees were terminated at a cost of $346, which will be paid in full by December 31, 2012.